UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 29, 2005

BULLDOG TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50321

(Commission File Number)

980377543

(IRS Employer Identification No.)

301 – 11120 Horseshoe Way, Richmond, British Columbia, Canada V7A 5H7

(Address of principal executive offices and Zip Code)

(604) 271-8656

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 29, 2005, we entered into a stock option agreement with Bertrand Huchberger, a member of our advisory board, granting him the right to purchase a total of 50,000 shares of our common stock, at an exercise price of $1.25 per share, exercisable until October 19, 2010. The options will vest in accordance with the vesting schedule set out in the stock option agreement, the form of which is attached hereto as exhibit 10.1.

On November 29, 2005, we entered into stock option agreements with the following employees, granting the right to purchase a total of 1,360,000 shares of our common stock as follows, at exercise prices of $1.60 and $1.25 per share, exercisable for a period of 5 years:

Name	No. of Options	Exercise Price ($)
Joanne Beach	20,000	$1.60
Alex Chen	30,000	$1.60
Jose de Sequera	45,000	$1.60
Ron Dormoriz	30,000	$1.60
Phil Evans	60,000	$1.25
Raymond Fung	30,000	$1.60
Kelly Legros	20,000	$1.60
Jose Rivero	80,000	$1.60
Charles Seaman	100,000	$1.60
Michael Slocik	375,000	$1.60
Doug Stevens	50,000	$1.60
Heather Thomson	60,000	$1.60
Stephen Ware	60,000	$1.60
Jan Roscovich	400,000	$1.25
Total:	1,360,000

All of the above options will vest in accordance with the vesting schedule set out in each stock option agreement, the form of which is attached hereto as exhibit 10.2 and 10.3.

Item 3.02. Unregistered Sales of Equity Securities.

On November 29, 2005, we granted stock options to twelve of our employees entitling them to purchase an aggregate of 465,000 shares of our common stock at an exercise price of $1.60 per share and 460,000 shares of our common stock at an exercise price of $1.25 per share. The options expire as to 420,000 on August 1, 2010, 20,000 on September 1, 2010, 60,000 on October 1, 2010, 60,000 on November 2, 2010, 260,000 on December 1, 2010, 45,000 on December 12, 2010, 30,000 on December 19, 2010 and 30,000 on December 26, 2010. The options are subject to vesting provisions as set forth in each of the stock option agreements. We issued the securities to non U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

On November 29, 2005, we granted stock options to two employees entitling them to purchase an aggregate of 435,000 shares of our common stock at an exercise price of $1.60 per share. 375,000 of the stock options are exercisable until August 29, 2010 and 60,000 of the stock options are exercisable until December 1, 2010. The options are subject to vesting provisions as set forth in each of the stock option agreements. We issued the securities relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

On November 29, 2005, we granted stock options to one of our advisory board members entitling him to purchase an aggregate of 50,000 shares of our common stock at an exercise price of $1.25 per share, exercisable until October 19, 2010. The options are subject to vesting provisions as set forth in the stock option agreement. We issued the securities to non U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 9.01. Financial Statements and Exhibits.

10.1	Stock Option Agreement with Bertrand Huchberger
10.2	Form of Stock Option Agreement with the following employees:
Stephen Ware
Michael Slocik
10.3	Form of Stock Option Agreement with the following employees:
Joanne Beach
Alex Chen
Jose de Sequera
Ron Dormoriz
Phil Evans
Raymond Fung
Kelly Legros
Jose Rivero
Charles Seaman
Doug Stevens
Heather Thomson
Jan Roscovich

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BULLDOG TECHNOLOGIES INC.

By: /s/ John Cockburn

John Cockburn

President, Chief Executive Officer, Secretary, and Director

Date: December 1, 2005